DILLARD'S, INC.
       1990 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN,
           AS AMENDED ON MAY 25, 1991, JUNE 12, 1992,
                MARCH 29, 1996, AND MAY 17, 1997
                 _______________________________


     WHEREAS, the Board of Directors of the Company deems it in the best interest of the Company that key employees employed by the Company be given an opportunity to acquire a stake in the growth of the Company as a means of assuring their maximum effort and continued association and employment with the Company; and
     WHEREAS, the Board of Directors believes that the Company can best obtain these and other benefits by granting stock options to such key employees;
     NOW, THEREFORE, BE IT RESOLVED:
     That the Dillard's, Inc. Incentive and Nonqualified Stock
Option Plan be adopted, and that it be effective commencing March
17, 1990.
     1.   Purpose.  The purpose of the Dillard's, Inc. 1990
Incentive and Nonqualified Stock Option Plan is to encourage ownership of stock in the Company by key employees, and thereby cause such key employees to increase their efforts in behalf of the Company, to effect savings, and to otherwise promote the best interests of the Company. It is intended that options granted under this Plan will qualify as "incentive stock options" under the Internal Revenue Code of 1986, as may be amended from time to time; provided, however, that nonqualified stock options may also be granted which do not qualify as incentive stock options.
     2. Definitions. As used herein, the following definitions shall apply.
          a.   "Board" shall mean the Board of Directors of the Company.

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          b.   "Common Stock" shall mean Common Stock, Class A,
$.01 par value per share, of the Company.
          c. "Code" shall mean the Internal Revenue Code of 1986, as amended.
          d. "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.
          e.   "Company" shall mean Dillard's, Inc.
          f. "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Company. Employment shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company.
          g.   "Effective Date" shall mean March 17, 1990.
          h. "Employee" shall mean any person employed on a full-time basis by the Company or of any subsidiaries of the Company (as defined in Sec.425(f) of the Code).
          i. "Incentive Stock Option" means an Option which meets the requirements of Sec.422A(b) of the Code.
          j. "Nonqualified Stock Option" means an Option which is taxed pursuant to Sec.83 of the Code and does not receive the special tax treatment received by an Incentive Stock Option.
          k. "Option" shall mean a right to acquire Common Stock which is granted pursuant to this Plan.
          l. "Optioned Stock" shall mean Common Stock subject to an Option granted pursuant to this Plan.

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          m.   "Optionee" shall mean an Employee who receives an
Option.
          n. "Plan" shall mean the Dillard's, Inc. 1990 Incentive and Nonqualified Stock Option Plan.
          o.   "Share" shall mean one share of the Common Stock.
     3. Shares Subject to the Plan. Except as otherwise required by the provisions of paragraph 13 hereof, the aggregate number of Shares of Common Stock deliverable upon the exercise of Options pursuant to the Plan shall not exceed twelve million (12,000,000) Shares. Such Shares may either be authorized but unissued or treasury shares. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan. No Optionee may receive options covering more than one million (1,000,000) shares in any single fiscal year under the Plan.
     4.   Administration of the Plan.
          a. Composition of Stock Option Committee. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of at least two (2) directors of the Company appointed by the Board. All persons designated as members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3, or any successor to such Rule, of the Securities Exchange Commission, and "outside directors" within the meaning of applicable Treasury Regulations, or any successor to such Regulations, promulgated under the Internal Revenue Code of 1986, as amended, or any successor to such Code.
          b. Powers of the Stock Option Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by

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the Board) to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued under the Plan, and to make such other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.
          The Stock Option Committee shall, from time to time, have the power to designate from among the key Employees, the persons to whom stock Options will be granted. Such designation shall be in the absolute discretion of the Committee, and shall be final without approval of the stockholders. On the occasion of the designation of the Optionees, the Committee may grant additional Options to Optionees then holding Options, to some of them, or may grant Options solely or partially to new Optionees. As of the date of grant, the Committee shall fix the number of Shares to be optioned and whether the Option shall be treated as an Incentive
Stock Option or as a Nonqualified Stock Option; however, no Option shall be treated as an Incentive Stock Option ten (10) years from the date this Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.
In addition, to the extent the aggregate fair market value
(determined at the time the Option is granted) of Shares treated as acquired pursuant to Incentive Stock Options which are exercisable by the Optionee for the first time during any calendar year (under all incentive stock option plans of the Company or subsidiaries thereof (as defined in Sec.425(f) of the Code)) exceeds $100,000, such Options (taking them into account in the order in which they were granted)

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cannot be treated as Incentive Stock Options.  In making
the determination as to whom Options shall be granted, and as to the number of Shares to be covered by such Options, the Committee shall take into account the duties and responsibilities of the proposed Optionees, their present and potential contribution to the success of the Company, their past record, and such other factors as the Stock Option Committee shall deem relevant in connection with accomplishing the purposes of this Plan.
          Certain officers of the Company as designated by the Committee are hereby authorized to execute instruments evidencing Options on behalf of the Company and to cause them to be delivered to the Optionees or other participants.
          c. Effect of Option Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.
     5.   Option Price.  The exercise price of Incentive Stock
Options granted under the Plan shall not be less than one hundred percent (100%) of the fair market value of a Share on the date the Option is granted, or, if the Optionee owns (within the meaning of Sec.425(d) of the Code) ten percent (10%)or more of the total combined voting power of all classes of stock of the Company, one hundred ten percent (110%) of the fair market value of a Share on the date the Option is granted. The exercise price of Nonqualified Stock Options granted under the Plan shall be determined by the Committee in its complete discretion, but in no event shall the exercise price of Nonqualified Stock Options be less than fifty percent
(50%) of the fair market value of a Share on the date the Option is granted. The fair market value of a Share on a particular date shall be deemed to be the mean between the highest and lowest sales prices per share of the Common

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Stock on the principal national
securities exchange on which the Common Stock may be listed from time to time on that date or, in either case, if there shall have been no sale on that date on the last preceding date on which such sale or sales were effected on such exchange. In the event that the method just described for determining the fair market value of the Shares shall not remain consistent with the provisions of the Code or the regulations of the Secretary of the Treasury promulgated thereunder, then the fair market value per Share shall be determined by such other method consistent with the Code or regulations as the Committee shall in its discretion select and apply at the time of grant of the Options concerned.
     6. Term of Option and Limitations on Exercise. Subject to the terms of the Plan, the Committee shall, in its discretion, establish the term of each Option granted pursuant to the Plan. Notwithstanding the foregoing, an Incentive Stock Option granted under the Plan by its terms shall not be exercisable after the expiration of ten (10) years from the date such Option is granted, or, five (5) years if the Optionee owns (within the meaning of Sec.425(d) of the Code) ten percent (10%) or more of the total combined voting power of all classes of stock of the Company. The Committee may also, in its discretion, establish a period or periods during which an Option may not be exercised in whole or in part or any other limitation or restriction, subject to the terms of the Plan, which the Committee may determine as a condition precedent to exercising an Option, including such provisions as deemed advisable to permit qualification of Options as Incentive Stock Options.
     7. Procedures for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee. An Option may not be exercised for a fractional Share. An Option granted pursuant to the Plan may be exercised, subject to provisions relating to its termination and

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limitations on its exercise, only by (a) written notice to exercise the Option with respect to a specified number of Shares, and (b)(i) payment to the Company (contemporaneously with delivery of each such notice), in cash or Common Stock, of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised, or (ii) causing the Company to receive from a broker funds to pay for the option upon the broker's receipt of stock certificates from the Company. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices.
     8. Reload Options. If payment for Shares upon the exercise of an Option ("Original Option") is made in the form of Common Stock, the Optionee shall be granted on the date of exercise an Option ("Reload Option") to purchase the number of Shares that equals the number of Shares tendered to the Company. The price per Share at which each Reload Option may be exercised shall be equal to the fair market value of the Shares on the date of grant of the Reload Option. The term of each Reload Option shall expire on the same date as that of the Original Option.
     9. Exercise During Employment or Following Death. Unless otherwise provided in the terms of an Option, an Option may be exercised by an Optionee only while the Optionee is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option, or after the termination of the Optionee's status as an Employee within one (1) year after such termination if the Optionee becomes Disabled, as determined by the Committee, or for any other termination within three (3) months after such termination (but not later than the date on which the Option would otherwise expire), except if the Optionee would have been entitled

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to exercise the Option immediately prior to death, such Option of the deceased Optionee may be exercised within twelve (12) months (but not later than the date on which the Option would otherwise expire) from the date of death by the personal representatives of the Optionee's estate, or person or persons to whom the Optionee's rights under such Option shall have passed by will or by laws of descent and distribution.
          The Committee's determination whether an Optionee's employment has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.
     10. Form of Stock Certificates. Stock certificates to be issued or transferred pursuant to Options granted under this Plan shall be made in favor of the Optionee, or the Optionee and Optionee's spouse as joint tenants. In the discretion of the Committee, the stock certificates so issued or transferred may have noted thereon that same have been issued or transferred pursuant to an Option granted under this Plan.
     11. Optionee's Agreement. If the underlying Shares are not registered under the Securities Act of 1933 and applicable state securities laws at the time of exercise of an Option, then the Optionee shall agree that the Optionee will purchase the Shares under such Option for investment and not with any present intention to re-sell the same, and shall agree to sign a certificate to such effect at the time of exercising the Option.
     12. Non-Transferability of Options. Options granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

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     13.  Effect of Change in Stock Subject to the Plan.  In the
event that each of the outstanding Shares of Common Stock (other than Shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of Shares of stock of the Company or another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of Shares, or otherwise), then, in the sole discretion of the Committee, there shall be substituted for each Share of Common Stock then under Option or available for Option the number and kind of Shares of stock into which each outstanding Share of Common Stock (other than Shares held by dissenting shareholders) shall be so changed or for which each such Share shall be so exchanged, together with an appropriate adjustment of the Option Price.
     In the event there shall be any other change in the number of, or kind of, issued Shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number, or kind, or Option price of Shares then subject to an Option or available for Option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Plan.
     14. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date reflected on the written grant of the Option to the Optionee. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.
     15. Modification of Options. At any time and from time to time the Committee may modify any outstanding Option, provided no such modification shall impair the Option without the consent of

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the holder of the Option.  Any Incentive Stock Options outstanding under the Plan may be amended, if necessary, in order to retain such qualification.
     16. Amendment and Termination of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made without the approval of the stockholders of the Company which would:
          (i) materially increase the benefits accruing to participants under the Plan; or
          (ii) increase the number of Shares which may be issued under the Plan; or
          (iii) modify the requirements as to eligibility for participation in the Plan.
     No amendment, alteration or discontinuation of the Plan shall adversely affect any Options granted prior to the time of such amendment, alteration or discontinuation.
     17. Conditions Upon Issuance of Shares. Shares must not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. Inability of the Company to obtain from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising an Option to make such representations or warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

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     18.  Reservation of Shares.  The Company, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.